UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2014

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.         Other Events.

Exchange Offer for 4.950% Senior Notes due 2024

On October 16, 2014, Omega issued a press release announcing the expiration and results of its offer to exchange $400 million aggregate principal amount of its registered 4.950% Senior Notes due 2024 for $400 million aggregate principal amount of its outstanding 4.950% Senior Notes due 2024.

The exchange offer expired at 5:00 p.m., New York City time, on October 16, 2014. On October 16, 2014, U.S. Bank National Association, the exchange agent for the exchange offer, advised that approximately 99.875% of the $400 million aggregate principal amount of outstanding 4.950% Senior Notes due 2024 were validly tendered and not withdrawn prior to the expiration of the exchange offer. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offer. The exchange offer was conducted upon the terms and subject to the conditions set forth in Omega’s prospectus dated August 26, 2014, and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 16, 2014, announcing the closing of Omega’s exchange offer for its $400 million 4.950% Senior Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: October 17, 2014	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 16, 2014, announcing the closing of Omega’s exchange offer for its $400 million 4.950% Senior Notes due 2024.